UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 11, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-17371 (Commission File Number)	90-0196936 (IRS Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices)

(zip code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2009, Quest Resource Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”), as the borrower, with Royal Bank of Canada (“RBC”), as administrative agent and collateral agent, and the lenders party thereto, which amended and restated the Company’s existing credit facility. The material amendments to the existing credit facility were as follows.

A new revolving line of credit was added permitting borrowings of up to an initial maximum amount of $5.6 million until November 30, 2009 and thereafter, provided no event of default exists, up to a maximum of $8.0 million. The proceeds of this new revolving line of credit will be used primarily to fund development costs associated with two new horizontal wells and one vertical well in Wetzel County, West Virginia and one new vertical well in Lewis County, West Virginia and for general and administrative expenses, working capital and other corporate purposes. The maturity date of the revolving line of credit is July 11, 2010.

The maturity date of the existing term loan was extended from July 11, 2010 to January 11, 2012. The quarterly principal payments of $1.5 million due September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010 were effectively deferred until July 11, 2010 at which time all $6 million will be due. Thereafter, the Company will be required to make a principal repayment of $1.5 million at the end of each calendar quarter until maturity.

In addition to the revolving line of credit and the term loan, there are three promissory notes that have been issued under the Credit Agreement: a $862,785.96 interest deferral note dated June 30, 2009 (representing outstanding due and unpaid interest on the term loan), a $282,500 payment-in-kind note dated May 29, 2009 (representing a 1% amendment fee payable by the Company in connection with the fourth amendment to the Company’s existing credit facility), and a second $25,000 payment-in-kind note dated June 30, 2009 (representing an amendment fee payable by the Company in connection with the fifth amendment to the existing credit facility). The maturity date of the interest deferral note was extended to July 11, 2010. The maturity dates of the two payment-in-kind notes remained July 11, 2010.

The revolving line of credit, term loan, interest deferral note and the two payment-in-kind notes may be prepaid at any time without any premium or penalty.

The interest rate on the term loan, the interest deferral note and the two payment-in-kind notes was increased from the base rate plus 9% to the base rate plus 10%. The base rate is generally the higher of the federal funds rate plus 0.50% or RBC’s prime rate. The “eurodollar” interest rate option was removed from the Credit Agreement. Payment of interest on these notes may be deferred until July 11, 2010. Deferred and unpaid interest will bear interest at the base rate plus 10%, compounded quarterly.

The revolving line of credit is non-interest bearing. Instead, the Company is required to pay to the lenders a facility fee equal to $2.0 million on July 11, 2010. The facility fee will be proportionately reduced if all of the following facility fee reduction conditions are satisfied: (i) repayment and termination by the Company of the revolving line of credit, (ii) payment of the deferred quarterly principal payments under the term loan, (iii) repayment of the interest deferral note and the two payment-in-kind notes and (iv) payment of any deferred interest under the term loan, the interest deferral note and the two payment-in-kind notes.

In connection with the revolving line of credit, each of Quest Eastern Resource LLC and Quest Oil & Gas, LLC assigned to the lenders an overriding royalty interest in the oil and gas properties owned by Quest Eastern Resource LLC or Quest Oil & Gas, LLC equal in the aggregate to two percent (2%) of its respective working interest (plus royalty interest, if any), proportionately reduced, in its respective oil and gas properties. Each lender will reconvey the overriding royalty interest (and any accrued payments owing to such lender) if on or before July 11, 2010 the facility fee reduction conditions discussed above are satisfied and the term loan (together with accrued and unpaid interest) is paid in full. Each lender will reconvey the overriding royalty interest (but not any accrued payments owing to such lender) if on or before July 11, 2010 the facility fee reduction conditions discussed above are satisfied.

The financial covenants were removed from the Credit Agreement, but the Company and RBC agreed that if the facility fee reduction conditions discussed above were satisfied on or before July 11, 2010, they would negotiate in good faith to amend the Credit Agreement to add financial covenants customary for similar credit agreements of this type.

The Credit Agreement was amended so that the closing of the proposed recombination among the Company, Quest Energy Partners, L.P. (“Quest Energy”) and Quest Midstream Partners, L.P. (“Quest Midstream”) would not be an event of default under the Credit Agreement (the “Recombination”).

An additional event of default was added. It is an event of default under the Credit Agreement if by November 30, 2009, (i) a joint proxy statement/prospectus with respect to the Recombination is not filed with the Securities and Exchange Commission, (ii) the Recombination is not approved by the lenders under the credit facilities for Quest Energy and Quest Midstream, and (iii) the boards of directors of the Company, Quest Energy and Quest Midstream have not approved the terms of any amendments, restatements or new credit facilities to renew, rearrange or replace their existing credit facilities.

The requirement to repay a portion of the term loan if RBC determined the value of the collateral securing the Credit Agreement was less than the amount of indebtedness outstanding under the Credit Agreement was eliminated.

A $500,000 letter of credit facility was added to the Credit Agreement. Outstanding letters of credit will reduce the amount available under the revolving credit facility.

The requirement to repay the amounts outstanding under the Credit Agreement with the net proceeds from equity issuances was eliminated.

BP Corporation North America and its affiliates were added as approved hedge counterparties under the Credit Agreement.

For additional information regarding the Credit Agreement, please see Note 4—Long-Term Debt to the consolidated financial statements included in the Company’s Form 10-K/A for the year ended December 31, 2008 filed with the Securities and Exchange Commission on July 29, 2009.

The summary of the amendments to the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Information and Where to Find It

In connection with the transactions contemplated by the Recombination, a registration statement of New Quest Holdings Corp. (“New Quest”), which will include a prospectus of New Quest and a joint proxy statement of the Company and Quest Energy and other materials, will be filed with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO CAREFULLY READ THE

REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE TRANSACTIONS CONTEMPLATED BY THE RECOMBINATION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE RECOMBINATION AND THE TRANSACTIONS CONTEMPLATED BY THE RECOMBINATION. A definitive proxy statement/prospectus will be sent to the Company’s stockholders seeking their approval and adoption of the merger agreement pursuant to which the Recombination will occur and the merger of the Company with a wholly-owned subsidiary of New Quest, and stockholders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about the parties to the Recombination, without charge, at the SEC’s website at www.sec.gov. Copies of the registration statement and the definitive proxy statement/prospectus may also be obtained for free by contacting the Company at Quest Resource Corporation, Attn: Jack Collins, 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102: Telephone: (405) 600-7704.

Participants in Solicitation

The Company and its directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its stockholders in respect of the Recombination. Information about these persons can be found in the Company’s annual report on Form 10-K/A for the year ended December 31, 2008 as filed with the SEC on July 29, 2009. Additional information about the interests of such persons in the solicitation of proxies in respect of the Recombination will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transactions contemplated by the Recombination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01, which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, the Company received a notice from the staff of The NASDAQ Stock Market, indicating that, because the Company’s stock has not maintained a minimum bid price of $1 per share for the last 30 consecutive business days, a deficiency exists under NASDAQ Listing Rule 5450(a)(1). However, NASDAQ Listing Rule 5810(c)(3)(A) provides the Company a 180 calendar day grace period to regain compliance. The Company’s grace period will expire on March 15, 2010. The Company will automatically regain compliance with NASDAQ rules if, at any time during this grace period the bid price for its shares closes at $1 or more per share for a minimum of ten consecutive business days. If the Company has not regained compliance by the end of this grace period it will receive a written notification that its securities are subject to delisting, a determination it can choose to appeal to NASDAQ Hearing’s Panel. Alternatively, the Company may be granted an additional grace period if it meets the initial listing standards of The Nasdaq Capital Market, with the exception of bid price. If the Company uses this alternative, it will need to submit an application to transfer its securities to The Nasdaq Capital Market.

On September 17, 2009, the Company issued a press release announcing that it had received the aforementioned letter. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company’s September 17, 2009 press release also announced the execution of the Credit Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement dated as of September 11, 2009 by and among Quest Resource Corporation, Royal Bank of Canada, the lenders party thereto and RBC Capital Markets.*

99.1	Press release of Quest Resource Corporation dated September 17, 2009.

* A portion of this document has been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The redacted portion is indicated with the notation [***].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ Eddie LeBlanc
By:	Eddie LeBlanc
Chief Financial Officer

Date: September 17, 2009